Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor / Media Contact

Maria Duey

Vice President – Investor Relations and Communications

313.792.5500

maria_duey@mascohq.com

MASCO CORPORATION REPORTS SECOND QUARTER 2012 RESULTS

2012 Second Quarter Commentary

•	Net sales at $2.0 billion were flat compared to the second quarter of 2011. Excluding the impact of currency translation, net sales increased 3%.

•	Results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, compared to the second quarter of 2011, were as follows:

•	Gross profit margins declined to 26.1 percent compared to 27.2 percent

•	Operating profit margins improved to 6.2 percent compared to 5.8 percent

•	Income from continuing operations was $.10 per common share compared to $.06 per common share

•	(Loss) income from continuing operations, as reported, was ($.17) per common share compared to $.04 per common share for the second quarter of 2011.

•	Working capital as a percent of sales improved to 14.6 percent at June 30, 2012, compared to 15.6 percent at June 30, 2011.

•	We ended the second quarter of 2012 with approximately $1.9 billion of cash.

Taylor, Mich., (July 30, 2012) — Masco Corporation (NYSE: MAS) today reported that net sales for the second quarter ended June 30, 2012 were flat at $2.0 billion compared to the second quarter of 2011. North American sales increased three percent and International sales decreased nine percent. In local currencies, International sales were flat compared with the second quarter of 2011.

Income from continuing operations was $.10 per common share and $.06 per common share for the second quarters of 2012 and 2011, respectively, excluding the items in Exhibit A and with a normalized tax rate of 36 percent. Including these items, (loss) income from continuing operations, as reported was ($.17) per common share compared to $.04 per common share for the second quarter of 2011.

“While general economic activity slowed in the second quarter and our sales were flat compared to last year, our top line benefitted from increased new home construction activity and sales of plumbing products in North America, and from selling price increases. Also, despite the weakening economic environment in Europe, our International sales were flat in local currencies,” said Masco’s CEO, Tim Wadhams. “In addition, our focus on total cost productivity helped drive leverage in our SG&A expenses and, as a result, we saw our operating margin improve slightly. As planned, in mid-July we improved our balance sheet by repaying our $745 million debt maturity, leaving us with approximately $1.2 billion of cash as we head into the second half of the year.”

During the second quarters of 2012 and 2011, we incurred costs and charges of $7 million pre-tax and $15 million pre-tax respectively, related to business rationalization initiatives.

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As previously disclosed, we reached an agreement in principle to settle the Columbus Drywall, Inc. litigation. We have agreed to pay $75 million in exchange for full release of all claims.

Outlook 2012

“We continue to make progress on our strategic initiatives, which include leveraging our brands, reducing our costs, improving our Installation and Cabinet segments and strengthening our balance sheet. Our Installation and Cabinet segments improved their performance by approximately $20 million in operating profit, in aggregate, compared to second quarter 2011, and for the first half of 2012, these segments achieved over $45 million of operating profit improvement,” said Tim Wadhams. “We expect both segments to benefit in the second half of 2012 from the continued improvement in North America new home construction activity. However, implementing our countertop and dealer strategies for Cabinets has been challenging and will reduce our second half expectations for Cabinet segment improvement. In addition, while we are relatively pleased with our first half results, we expect the second half of 2012 to be less robust than previously anticipated, as the U.S. economy appears to be losing momentum and Euro-zone economies continue to struggle,” said Tim Wadhams.

Headquartered in Taylor, Michigan, Masco Corporation is one of the world’s leading manufacturers of home improvement and building products, as well as a leading provider of services that include the installation of insulation and other building products.

The 2012 second quarter supplemental material, including a presentation in PDF format, will be distributed after the market closes on July 30, 2012 and will be available on the Company’s website at www.masco.com.

A conference call regarding information contained in this release is scheduled for Tuesday, July 31, 2012 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (877) 550-4056 and from outside the U.S. at (706) 679-3614. Please use the conference identification number 97628479. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 97628479. The telephone replay will be available approximately two hours after the end of the call and continue through August 15, 2012.

Statements contained in this press release that reflect our views about our future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements. Our future performance may be affected by our reliance on new home construction and home improvement, our reliance on key customers, the cost and availability of raw materials, uncertainty in the international economy, shifts in consumer preferences and purchasing practices, and our ability to achieve cost savings through business rationalizations and other initiatives. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Our forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

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The Company believes that the non-GAAP performance measures and ratios that are contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s Web site at www.masco.com.

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MASCO CORPORATION
Condensed Consolidated Statements of Operations — Unaudited
For the Three Months and Six Months Ended June 30, 2012 and 2011
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$2,004	$1,998	$3,879	$3,751
Cost of sales	1,479	1,466	2,869	2,794

Gross profit	525	532	1,010	957

Selling, general and administrative expenses	403	431	788	830
Charge for litigation settlements, net	75	5	73	5

Operating profit	47	96	149	122

Other income (expense), net	(66)	(65)	(131)	(124)
Gains (losses) from financial investments	—	33	16	50

(Loss) income from continuing operations before income taxes	(19)	64	34	48

Income tax expense	30	38	34	51

(Loss) income from continuing operations	(49)	26	—	(3)

Loss from discontinued operations	(18)	(6)	(23)	(11)

Net (loss) income	(67)	20	(23)	(14)

Less: Net income attributable to non-controlling interest	8	12	19	24

Net (loss) income attributable to Masco Corporation	$(75)	$8	$(42)	$(38)

Income (loss) per common share attributable to Masco Corporation (diluted):
(Loss) income from continuing operations	$(0.17)	$0.04	$(0.06)	$(0.08)
Loss from discontinued operations	(0.05)	(0.02)	(0.07)	(0.03)

Net (loss) income	$(0.22)	$0.02	$(0.12)	$(0.11)

Average diluted common shares outstanding	349	349	349	348

Amounts attributable to Masco Corporation:
(Loss) income from continuing operations	$(57)	$14	$(19)	$(27)
Loss from discontinued operations	(18)	(6)	(23)	(11)

Net (loss) income attributable to Masco Corporation	$(75)	$8	$(42)	$(38)

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations — Unaudited
For the Three Months Ended June 30, 2012 and 2011
(dollars in millions, except EPS)

	2012	2011
Gross Profit and Operating Profit Reconciliations

Net sales	$2,004	$1,998

Gross profit, as reported	$525	$532

Rationalization charges	3	11
(Gain) from sale of fixed assets	(5)	—

Gross profit, as adjusted	$523	$543

Gross margin, as reported	26.2%	26.6%
Gross margin, as adjusted	26.1%	27.2%

Operating profit, as reported	$47	$96

Rationalization charges	7	15

(Gain) from sale of fixed assets	(5)	—
Charge for litigation settlements, net	75	5

Operating profit, as adjusted	$124	$116

Operating margin, as reported	2.3%	4.8%
Operating margin, as adjusted	6.2%	5.8%

Earnings Per Common Share Reconciliation

(Loss) income from continuing operations, before income taxes, as reported	$(19)	$64

Rationalization charges	7	15

(Gain) from sale of fixed assets	(5)	—
Charge for litigation settlements, net	75	5

(Gains) losses from financial investments	—	(33)
Interest carry costs	7	—

Income from continuing operations, before income taxes, as adjusted	65	51

Tax at 36% rate	(23)	(18)

Less: Net income attributable to non-controlling interest	8	12

Net income, as adjusted	$34	$21

Income per common share, as adjusted	$0.10	$0.06

Shares outstanding	349	349

Historical information is available on our website.

MASCO CORPORATION
Exhibit B: Reconciliations — Unaudited
For the Six Months Ended June 30, 2012 and 2011
(dollars in millions, except EPS)

	2012	2011
Gross Profit and Operating Profit Reconciliations

Net sales	$3,879	$3,751

Gross profit, as reported	$1,010	$957

Rationalization charges	14	35
(Gain) from sale of fixed assets	(5)	—

Gross profit, as adjusted	$1,019	$992

Gross margin, as reported	26.0%	25.5%
Gross margin, as adjusted	26.3%	26.4%

Operating profit, as reported	$149	$122

Rationalization charges	19	47

(Gain) from sale of fixed assets	(5)	—
Charge for litigation settlements, net	73	5

Operating profit, as adjusted	$236	$174

Operating margin, as reported	3.8%	3.3%
Operating margin, as adjusted	6.1%	4.6%

Earnings Per Common Share Reconciliation

Income from continuing operations, before income taxes, as reported	$34	$48

Rationalization charges	19	47

(Gain) from sale of fixed assets	(5)	—
Charge for litigation settlements, net	73	5

(Gains) losses from financial investments	(16)	(50)
Interest carry costs	7	—

Income from continuing operations, before income taxes, as adjusted	112	50

Tax at 36% rate	(40)	(18)

Less: Net income attributable to non-controlling interest	19	24

Net income, as adjusted	$53	$8

Income per common share, as adjusted	$0.15	$0.02

Shares outstanding	349	348

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and
Other Financial Data — Unaudited
(dollars in millions)

Balance Sheet	June 30, 2012	December 31, 2011
Assets
Current Assets:
Cash and Cash Investments	$1,853	$1,656
Receivables	1,206	914
Inventories	844	769
Prepaid Expenses and Other	68	70
Assets Held for Sale	19	20

Total Current Assets	3,990	3,429
Property and Equipment, Net	1,489	1,567
Goodwill	1,885	1,891
Other Intangible Assets	194	196
Other Assets	196	209
Assets Held for Sale	5	5

Total Assets	$7,759	$7,297

Liabilities
Current Liabilities:
Notes Payable	$751	$803
Accounts Payable	941	770
Accrued Liabilities	850	782
Liabilities Held for Sale	9	8

Total Current Liabilities	2,551	2,363
Long-Term Debt	3,622	3,222
Deferred Income Taxes and Other	967	970

Total Liabilities	7,140	6,555
Shareholders’ Equity	619	742

Total Liabilities and Shareholder’s Equity	$7,759	$7,297

	Year To Date
Other Financial Data	June 30, 2012	June 30, 2011
Working Capital Days
Receivable Days	51	50
Inventory Days	55	59
Payable Days	65	59
Working Capital	$1,109	$1,168
Working Capital Days as a % of Sales (LTM)	14.6%	15.6%

Dividend Payments	$53	$54
Cash Paid for Share Repurchases	$8	$30
CAPEX	$52	$67

Average diluted common shares outstanding	349	348

Historical information is available on our website.

MASCO CORPORATION
Quarterly Segment Data — Unaudited
For the Three Months and Six Months Ended June 30, 2012 and 2011
(dollars in millions)

	Q2 2012	Q2 2011	Change	YTD 2012	YTD 2011	Change
Cabinets and Related Products
Net sales	$312	$330	-5%	$609	$637	-4%

Operating loss, as reported	$(12)	$(27)		$(35)	$(77)
Operating margin, as reported	-3.8%	-8.2%		-5.7%	-12.1%

Rationalization charges	1	2		4	7
Accelerated depreciation related to plant closures	—	4		—	20
Other	—	—		—	—

Operating loss, as adjusted	(11)	(21)		(31)	(50)
Operating margin, as adjusted	-3.5%	-6.4%		-5.1%	-7.8%

Depreciation and amortization	12	16		25	31

EBITDA, as adjusted	$1	$(5)		$(6)	$(19)

Plumbing Products
Net sales	$738	$761	-3%	$1,480	$1,471	1%

Operating profit, as reported	$70	$95		167	179
Operating margin, as reported	9.5%	12.5%		11.3%	12.2%

Rationalization charges	1	3		3	8
Accelerated depreciation related to plant closures	2	2		9	3
Other	—	—		—	—

Operating profit, as adjusted	73	100		179	190
Operating margin, as adjusted	9.9%	13.1%		12.1%	12.9%

Depreciation and amortization	14	15		29	31

EBITDA, as adjusted	$87	$115		$208	$221

Installation and Other Services
Net sales	$296	$270	10%	$574	$505	14%

Operating loss, as reported	$(9)	$(21)		$(23)	$(56)
Operating margin, as reported	-3.0%	-7.8%		-4.0%	-11.1%

Rationalization charges	—	2		—	4
Accelerated depreciation related to plant closures	—	—		—	—
Other	—	—		—	—

Operating loss, as adjusted	(9)	(19)		(23)	(52)
Operating margin, as adjusted	-3.0%	-7.0%		-4.0%	-10.3%

Depreciation and amortization	7	8		15	16

EBITDA, as adjusted	$(2)	$(11)		$(8)	$(36)

Historical information is available on our website.

MASCO CORPORATION
Quarterly Segment Data — Unaudited
For the Three Months and Six Months Ended June 30, 2012 and 2011
(dollars in millions)

	Q2 2012	Q2 2011	Change	YTD 2012	YTD 2011	Change
Decorative Architectural Products
Net sales	$517	$492	5%	$951	$867	10%

Operating profit, as reported	$95	$90		$168	$159
Operating margin, as reported	18.4%	18.3%		17.7%	18.3%

Rationalization charges	—	—		—	1
Accelerated depreciation related to plant closures	—	—		—	—
Other	—	—		—	—

Operating profit, as adjusted	95	90		168	160
Operating margin, as adjusted	18.4%	18.3%		17.7%	18.5%

Depreciation and amortization	4	4		8	8

EBITDA, as adjusted	$99	$94		$176	$168

Other Specialty Products
Net sales	$141	$145	-3%	$265	$271	-2%

Operating profit (loss), as reported	$6	$—		$1	$(10)
Operating margin, as reported	4.3%	0.0%		0.4%	-3.7%

Rationalization charges	—	—		—	—
Accelerated depreciation related to plant closures	—	—		—	—
Other	—	—		—	—

Operating profit (loss), as adjusted	6	—		1	(10)
Operating margin, as adjusted	4.3%	0.0%		0.4%	-3.7%

Depreciation and amortization	6	6		11	12

EBITDA, as adjusted	$12	$6		$12	$2

Total
Net sales	$2,004	$1,998	0%	$3,879	$3,751	3%

Operating income, as reported — segment	$150	$137		$278	$195
General corporate expense (GCE)	(33)	(36)		(61)	(68)
Gain (loss) from sale of fixed assets	5	—		5	—
(Charge) income for litigation settlements, net	(75)	(5)		(73)	(5)

Operating income, as reported	47	96		149	122
Operating margin, as reported	2.3%	4.8%		3.8%	3.3%

Rationalization charges — segment	2	7		7	20
Accelerated depreciation — segment	2	6		9	23
Rationalization charges — GCE	3	1		3	1
Accelerated depreciation — GCE	—	1		—	3
(Gain) loss from sale of fixed assets	(5)	—		(5)	—
Charge (income) for litigation settlements, net	75	5		73	5

Operating income, as adjusted	124	116		236	174
Operating margin, as adjusted	6.2%	5.8%		6.1%	4.6%

Depreciation and amortization — segment	43	49		88	98
Depreciation and amortization — non-operating	4	6		7	13

EBITDA, as adjusted	$171	$171		$331	$285

Historical information is available on our website.